UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 5, 2012

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 6188-6818, ext 6856
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, on August 20, 2012, Mr. Richard B. Goodner resigned as a member of the Board of Directors (the “Board”) of China BAK Battery, Inc. (the “Company”) as well as a member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees.

On September 5, 2012, the Board appointed Mr. Jonathan Christopher Paugh (“Mr. Paugh”) as a director of the Company to fill the vacancies created by Mr. Goodner’s resignation. Mr. Paugh was appointed by the Board to each of the Audit, Compensation and Nominating and Corporate Governance Committees and will act as the Chair of the Nominating and Corporate Governance Committee. In addition, the Board determined that Mr. Paugh is an “independent director” as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Mr. Paugh has been an associate at the law firm, Wojciechowski & Associates, P.C. since May 2008. From January 2004 to January 2008, Mr. Paugh was an associate at Powers & Frost L.L.P. Mr. Paugh’s practice primarily consists of defense litigation involving construction defects, professional liability, personal injury, and other commercial litigation matters. Mr. Paugh represents a wide array of companies, ranging from small businesses to large corporations, counseling and litigating employment and commercial disputes. Mr. Paugh obtained his Bachelor of Arts in Government from the University of Texas at Austin in 1998, and his Juris Doctorate degree from South Texas College of Law in 2003. He was a member of the Phi Delta Phi Honors Fraternity at South Texas College of Law.

There are no arrangements or understandings between Mr. Paugh and any other persons pursuant to which he was selected as a director and there are no transactions between the Company and Mr. Paugh that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Paugh is the adopted son of Charlene Spoede Budd, the Company’s independent director and Chair of Audit Committee.

On September 10, 2012, the Company issued a press release announcing the appointment of Mr. Paugh. A copy of the press release is furnished herewith as Exhibit 99.1.

On September 5, 2012, the Board also decided to increase the compensation of each independent director, effective October 1, 2012. As a result, Ms. Budd will receive an annual fee of $70,000 and each of Mr. Chunzhi Zhang and Mr. Paugh will receive an annual fee of $61,000.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated September 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: September 10, 2012	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated September 10, 2012